UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 13, 2005


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                          1-11406                             52-1762325
(State or Other           (Commission File Number)                 (IRS Employer
Jurisdiction                                                 Identification No.)
of Incorporation)

One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)

                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                   KADANT INC.

Item 1.01  Entry into a Material Definitive Agreement.

         As previously reported, effective on May 9, 2005 Kadant Inc. ("Kadant") entered into a term loan and revolving credit facility (the "Credit Agreement") in the aggregate principal amount of up to $85 million, including a $25 million revolver, among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. On May 11, 2005, Kadant borrowed $60 million under the term loan (the "Term Loan"). The Term Loan is repayable in quarterly installments over a five-year period. The aggregate principal to be repaid each year is as follows: $4.5 million, $9 million, $10.5 million, $13.5 million, $15 million, and $7.5 million in 2005, 2006, 2007, 2008, 2009, and 2010, respectively. Interest on the Term Loan accrues and is payable quarterly in arrears at one of the following rates selected by Kadant (a) the prime rate plus an applicable margin (up to .25%) or (b) a eurocurrency rate plus an applicable margin (up to 1.25%). The applicable margin is determined based upon Kadant's total debt to earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio.

         To hedge the exposure to movements in the variable interest rate on the Term Loan, on May 13, 2005, Kadant entered into a swap agreement (the "Swap Agreement"). The Swap Agreement, which is effective May 17, 2005, will convert $36 million of the principal balance of the $60 million Term Loan from a floating rate to a fixed rate of interest. The Swap Agreement has a five-year term, the same quarterly payment dates as the hedged portion of the Term
Loan and reduces in line with the amortization of the Term Loan. Under the Swap Agreement, Kadant will receive a 3 month LIBOR rate and pay a fixed rate of interest of 4.125%. The net effect on interest expense for the hedged portion of the Term Loan ($36 million) is that Kadant will pay a fixed interest rate of up to 5.375% (the sum of the 4.125% fixed rate under the Swap Agreement and the applicable margin of up to 1.25% on the Term Loan). The guarantee provisions and the default and financial covenants, including certain restrictions on the payment of dividends, included in the Credit Agreement, which are outlined in Kadant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2005, also apply to the Swap Agreement.

         The forgoing description of the Term Loan does not purport to be a complete statement of the terms and conditions of the Term Loan and is qualified in its entirety by reference to Kadant's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on May 11, 2005, including but not limited to the full text of the Credit Agreement filed as Exhibit 99.1 to such Current Report on Form 8-K. The forgoing description of the Swap Agreement does not purport to be a complete statement of the parties' rights under the Swap Agreement and is qualified in its entirety by reference to the full text of the Swap Agreement, which will be filed with the Securities and Exchange Commission in a subsequent filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth in Item 1.01 above with respect to the Swap Agreement is incorporated herein in its entirety.

Item 3.03  Material Modification to Rights of Security Holders.

         The information set forth in Item 1.01 above with respect to certain restrictions on the payment of dividends set forth in the financial covenants of the Credit Agreement applicable to the Swap Agreement is incorporated herein by reference.

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                                  KADANT INC.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KADANT INC.


Date:  May 17, 2005            By:  /s/ Thomas M. O'Brien
                                    --------------------------------------------
                                    Thomas M. O'Brien
                                    Executive Vice President and Chief Financial
                                    Officer


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